Exhibit 99.2

Upscale Branded (USB) Hotels	Hotel RL	Red Lion Hotel	Red Lion Inn & Suites	Signature	Other	Total
1/1/2019 Property Count	8	46	43	2	13	112
Opened	—	—	4	—	—	4
Franchise From Owned	—	1	—	—	—	1
Owned to Franchise	—	(1)	—	—	—	(1)
Change in Brand	1	—	—	—	(2)	(1)
Terminated	—	(1)	(3)	—	(4)	(8)
6/30/2019 Property Count	9	45	44	2	7	107
6/30/2019 Room Count	1,800	9,000	3,700	100	800	15,400

Select Service Branded (SSB) Hotels	ABVI and CBVI	Knight’s Inn	Country Hearth	GuestHouse	Signature Inn	Other	Total
1/1/2019 Property Count	777	332	53	27	2	24	1,215
Opened	18	2	1	1	—	—	22
Franchise From Owned	—	—	—	—	—	—	—
Owned to Franchise	—	—	—	—	—	—	—
Change in Brand	—	—	5	—	—	(4)	1
Terminated	(60)	(33)	(6)	(4)	(2)	(3)	(108)
6/30/2019 Property Count	735	301	53	24	—	17	1,130
6/30/2019 Room Count	39,500	18,100	2,500	1,700	100	2,600	64,500